UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

U.S. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5600 Tennyson Parkway, Suite 190, Plano Texas 75024
(Address of Principal Executive Offices)

(972) 294-7116
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3- SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Stock Repurchase Option and Severance Agreement

On August 14, 2013, U.S. Rare Earths, Inc. (the “Company”) entered into Stock Repurchase Option and Severance Agreement with Daniel McGroarty, its former President, whereby (i) the Company agreed to repurchase from Mr. McGroarty 100,000 shares of the Company’s common stock on or before September 30, 2013 for a purchase price of $100,000 or $1.00 per share; and (ii) the Company agreed to pay to Mr. McGroarty the sum of $40,000 for an option to repurchase from Mr. McGroarty 800,000 shares of the Company’s common stock for a purchase price of $800,000 or $1.00 per share, to be exercised on or before April 30, 2014.  The Stock Repurchase Option and Severance Agreement became effective August 28, 2013.

SECTION 5- CORPORATE GOVERNMENT AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Daniel McGroarty

On August 14, 2013, the Company accepted the resignation of Daniel McGroarty as President of U.S. Rare Earths and its subsidiaries, effective as of July 31, 2013. As part of the aforesaid Stock Repurchase Option and Severance Agreement the Company agreed to pay to Mr. McGroarty the sum of $60,000 in settlement of all back pay and compensation claims.

The foregoing description of the Stock Repurchase Option and Severance Agreement is qualified in its entirety by reference to the complete terms and conditions of the Stock Repurchase Option and Severance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1and incorporated by reference into Items 3.02 and 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Stock Repurchase Option and Severance Agreement dated August 14, 2013 by and between U.S. Rare Earths, Inc. and Daniel McGroarty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

September 4, 2013	By:	/s/ Kevin Cassidy
Name: Kevin Cassidy
Title: Chief Executive Officer

 Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
10.1	Stock Repurchase Option and Severance Agreement dated August 14, 2013 by and between U.S. Rare Earths, Inc. and Daniel McGroarty.